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                                                                   Exhibit 10.27

                      STOCK ISSUANCE AGREEMENT AND RELEASE

     THIS STOCK ISSUANCE AGREEMENT (this "Agreement"), dated as of February 5, 2003, is executed by and between TenFold Corporation (the "Company") and Robert
W. Felton Trust (the "Purchaser").

     WHEREAS, the Company has agreed to issue certain shares of its Common Stock, $0.001 par value, calculated pursuant to Section 1 below (the "Shares"), to the Purchaser in exchange for payment by the Purchaser of the amounts set forth in Section 1 below (the "Purchase Funds") and the services rendered by Purchaser.

     NOW, THEREFORE, in respect of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Issuance. Upon payment by the Purchaser of $700,000 USD and subject to the other terms and conditions of this Agreement, the Company hereby agrees to sell, and Purchaser hereby agrees to buy 3,888,889 Shares for $0.18 per share.

     2. Closing. The Closing will occur on or before February 7, 2003.

     3. Mechanics and Delivery. At Closing, the Purchaser shall pay the Purchase Funds to the Company via wire transfer and the Company shall electronically transfer the Shares to the Purchaser's designated brokerage account, with all necessary transfer taxes paid or other revenue stamp affixed thereto.

     4. Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby represents, warrants and covenants to the Company as follows:

        (a) The Purchaser has full capacity, power and authority to execute and deliver this Agreement.

        (b) Purchaser understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being issued to the Purchaser in a transaction that is exempt from the registration requirements of the Act and any such laws.

        (c) The Purchaser is an "accredited investor," as defined in Regulation D under the Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investments in the Shares and it is able to bear the economic risks of such an investment.

        (d) The Purchaser understands that the Purchaser is responsible for making its own independent review of such information as it deems relevant to its investment decision and

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it has had the opportunity to ask questions of and receive answers from the
Company concerning the purchase of the Shares and all matters relating thereto or any additional information deemed necessary to its decision to purchase the Shares.

        (e) The Purchaser is acquiring the Shares for investment for its own account and not with a view to any distribution of such Shares (but without prejudice to its right at all times to sell or otherwise dispose of the Shares in accordance with clause (i) below);

        (f) The Purchaser understands that the certificates evidencing the Shares purchased by the Purchaser will bear one or more appropriate restrictive legends;

        (g) The Purchaser has not offered or sold any Shares to, or solicited offers to buy any Shares from, any person, or otherwise approached or negotiated with any person with respect thereto;

        (h) The Purchaser agrees not to make any disposition of all or any portion of any Shares unless and until:

            (i) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws; or

            (ii) the Company shall have (1) been notified of the proposed disposition, (2) been furnished with a detailed statement of the circumstances surrounding the proposed disposition and (3) been furnished with a written opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of any securities under the Act or the consent of (or a permit from) any authority under any applicable state securities laws; provided, however, that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 under the Act if the Company receives (x) all certificates and other information it may reasonably request to permit it to determine that the subject disposition is, in fact, exempt from the registration requirements of the Act pursuant to Rule 144 and
(y) a copy of any Form 144 filed with the SEC with respect to such transaction as well as a letter from the executing broker satisfactory to the Company evidencing compliance with Rule 144;

     5. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Purchaser as follows:

        (a) The Company has full capacity, power and authority to execute and deliver this Agreement. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the performance of all obligations of the Company under the Agreement and the authorization, issuance and delivery of the Shares has been taken or will be taken prior to the Closing;

        (b) The Shares, when issued in accordance with the terms and conditions hereof, will be duly and validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, and applicable state and federal securities laws. Based in part upon the representations of Purchaser in this Agreement, the

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Shares will be issued in compliance with all applicable federal and state securities laws. Upon the consummation of the transactions contemplated by this Agreement, the Purchaser will acquire title to the Shares, free and clear of all liens.

        (c) Issuance of certificates for the Shares to the Purchaser shall be made without charge to the Purchaser for any issue or transfer tax, or other incidental expense, in respect of such issuance or delivery of such certificates or the Shares represented thereby, all of which taxes and expenses shall be paid by the Company;

        (d) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to carry on its business as now being conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse affect on the Company and its subsidiaries, taken as a whole;

        (e) The Agreement has been duly executed and delivered on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with their respective terms in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies;

        (f) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Agreement, except for filings as may be required by federal and state securities laws;

     6. Further Assurances. After the date hereof, the Company and the Purchaser shall each execute, acknowledge and deliver or cause to be delivered such instruments and take such other action as may be necessary or advisable to assure to the other the rights, titles, interests, estates, and privileges intended to be assigned, delivered, or reserved to such party and to consummate the transactions to carry out their obligations under this Agreement and under any document, certificate, or other instrument delivered pursuant hereto.

     7. Amendments; Waivers. Any term of this Agreement may be amended only in a writing by the Company and the Purchaser. Any amendment effected in accordance with this section shall be binding upon the Purchaser and the Company. No waivers of, or exceptions to, any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision and shall not be valid unless in writing.

     8. Entire Agreement. This Agreement embodies the entire understanding between the Company, and the Purchaser, and supersedes any prior understandings, agreements and arrangements between the Company and the Purchaser, respecting the subject matter hereof. There are no representations, warranties, agreements, arrangements or understandings, oral or

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written, between the Company, and the Purchaser, relating to the subject matter of this Agreement that are not fully expressed herein.

     9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The execution and delivery of signatures for this Agreement may occur via telecopy, and such telecopied signature pages shall have the force and effect of original signature pages.

     10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without giving effect to the principles of conflicts of law.

     11. Cooperation/Documentation. The Parties will, at their own cost and expense, execute such other instruments, documents, information and data as may be reasonably necessary for the purposes of and to effectuate the terms of this Agreement.

     12. Independent Legal Advice. Each of the Parties does hereby represent and warrant that in executing this Agreement it does so with full knowledge of the rights it may have in respect of the other parties to this Agreement and that it has received independent legal advice as to these rights.

     13. Address of Record. The following address shall serve as the address of record for Purchaser with respect to the Shares until the same is modified by the Purchaser in a written notice delivered to the Company's executive offices:

         Robert W. Felton Trust
         6889 Devon Way
         Berkeley, CA 94705
         Fax No. (510) 486-1725
         Attention:  Robert W. Felton

                            [Signature page follows]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its officer thereunto duly authorized as of the date first set forth above.

                                                  The Company:

                                                  TENFOLD CORPORATION


                                                  By: __________________________

                                                  Its: _________________________


                                                  The Purchaser:

                                                  ROBERT W. FELTON TRUST


                                                  By: __________________________

                                                  Its: _________________________

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